UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: May 13, 2005

                           COGENCO INTERNATIONAL INC.
            ---------------------------------------------------------
           (Name of small business issuer as specified in its charter)


Colorado                          2-87052-D                   84-0194754
--------                          ---------                   ----------
State of                          Commission File             IRS Employer
Incorporation                     Number                      Identification No.


                            4085 South Dexter Street
                            Englewood, Colorado 80113
                            -------------------------
                     Address of principal executive offices

                                  303-758-1357
                                  ------------
                      Telephone number, including Area code

                                 Not applicable
                                 --------------
           Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant's Business and Operations

Item 1.01 - Entry Into a Material Definitive Agreement

     As a result of the payment by Cogenco of $1,500,000 to DMI Biosciences, Inc. on May 16, 2005, Cogenco has confirmed its intention to proceed with the funding of that Agreement and it has become a material agreement. In August 2004, Cogenco entered into a letter agreement with DMI Biosciences, Inc. for an agreement by which Cogenco would participate in the development of a drug for the treatment of asthma in humans.

     The parties modified this agreement in November 2004 and, pursuant to the modification, Cogenco paid DMI $100,000 and entered into a co-development agreement with DMI. In March 2005, the parties further modified their agreements, effective as of February 22, 2005.

     Under the terms of the agreements, as amended, Cogenco must pay DMI $3,150,000 by July 1, 2005 or it will forfeit the payments made. The amount includes $2,500,000 access payment and a non-refundable fee of $650,000. If Cogenco pays DMI the full $3,150,000 it will have the right to participate in revenues from sales of the asthma products. The $100,000 paid to DMI Biosciences in November 2004 and the $1,500,000 paid to DMI Biosciences in May 2005 are partial payments toward the $3,150,000 obligation. To complete its obligation, Cogenco must pay an additional $1,650,000 to DMI Biosciences by not later than July 1, 2005. At the present time, Cogenco does not have sufficient funds to make this additional investment and cannot offer any assurance that adequate funding will be available when needed or that, if available, it will be available on commercially-reasonable terms.

     The letter agreement also provides that the parties will attempt to negotiate a business combination between DMI and Cogenco (provided that Cogenco becomes adequately funded with at least $25,000,000). If the business combination does not occur by December 31, 2005, the $3,150,000 investment (when and if paid) will be automatically converted into 1,000,000 shares of DMI common stock. The parties have not yet commenced negotiating a business combination, and there can be no assurance that they will be able to reach agreement should negotiations commence.


Section 3 - Securities and Trading Markets
Item 3.02 - Unregistered Sales of Equity Securities

     On May 13, 2005, we received subscriptions from a single, offshore, European accredited investor in exchange for his investment of $2,000,000. The following sets forth the information required by Item 701 in connection with that transaction:

(a) The transaction was completed effective May 13, 2005. We issued 200,000 shares of our common stock to one offshore, European accredited investor.

(b) There was no placement agent or underwriter for the transaction. We paid a finder's fee of 7 1/2 % of the total amount raised (a total of $150,000) to a Lichtenstein-based fund manager, MJM Asset Managers. The fund manager paid or will pay one-third of the finder's fee to David W. Brenman, president of Cogenco, in accordance with an oral agreement between them. Pursuant to that oral agreement, Mr. Brenman will be entitled to receive one-quarter of the fund manager's profits from making the investment in Cogenco.

(c) The total offering price was $2,000,000. No underwriting discounts or commissions were paid. We paid a finder's fee as described above.

(d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction, as well as Regulation D and Regulation S. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investor obtained all information regarding Cogenco it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e) The common stock issued is not exercisable, exchangeable, or convertible. We have no registration obligation relating to the shares of common stock.

(f) We paid $1,500,000 to DMI Biosciences in accordance with the agreement described above under Item 1.01 - Entry Into a Material Definitive Agreement.


Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

    Not required.

(b) Pro forma financial information.

    Not required.

(c) Exhibits

    None


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of May 2005.

                                    Cogenco International, Inc.

                                    By: /s/ David W. Brenman
                                        ----------------------------------------
                                            David W. Brenman
                                            President